                                          FILED PURSUANT TO RULE NO. 424(b)(5)
                                          REGISTRATION NOS. 333-79183, 333-59165

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information contained in this prospectus supplement is not complete and + +will be changed and completed. A registration statement relating to these + +securities has been filed with the Securities and Exchange Commission and is + +effective. This prospectus supplement and the accompanying prospectus are not + +an offer to sell these securities and we are not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    SUBJECT TO COMPLETION DATED JUNE 4, 1999

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 4, 1999)

                                  $

                              Wachovia Corporation

                                   % Notes due

                                 ------------

  The  % Notes due       of Wachovia Corporation will mature on      200 .
Interest on the Notes is payable semiannually on       and      , beginning
     , 1999. The Notes will not be redeemable prior to maturity and will not be subject to any sinking fund.

  We have applied to have the Notes listed on the Luxembourg Stock Exchange.

                                 ------------

                                                            Per Note Total
                                                            -------- -----
      Public Offering Price(1).............................      %   $
      Underwriting Discount................................      %   $
      Proceeds, before expenses, to Wachovia
       Corporation(1)......................................      %   $

     (1) Plus accrued interest from      , 1999 to the date of delivery, if
         delivery occurs after      , 1999.

  The Notes are unsecured obligations of Wachovia Corporation. They are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Wachovia Corporation and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The underwriters are offering the Notes subject to various conditions. The underwriters expect to deliver the Notes, in book-entry form only, to purchasers through The Depository Trust Company, Cedelbank or the Euroclear
System, as the case may be, on or about      , 1999.

                                 ------------

Merrill Lynch & Co.                                    Wachovia Securities, Inc.

                                 ------------

             The date of this Prospectus Supplement is      , 1999.

   You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the prospectus.

   This prospectus supplement and the prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the prospectus and in the documents referred to in this prospectus supplement and the prospectus and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

   We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                          Page
                                                                          ----
Wachovia Corporation.....................................................  S-3
Incorporation by Reference...............................................  S-4
Consolidated Ratio of Earnings to Fixed Charges..........................  S-5
Capitalization...........................................................  S-6
Selected Financial Information...........................................  S-7
Directors and Executive Officers.........................................  S-8
Use of Proceeds.......................................................... S-11
Description of the Notes................................................. S-12
Certain United States Federal Income Tax Consequences to Non-United
 States Holders.......................................................... S-19
Underwriting............................................................. S-21
General Information...................................................... S-23
Legal Matters............................................................ S-23

                                   Prospectus

                                                                          Page
                                                                          ----
About this Prospectus....................................................    2
Where You Can Find More Information......................................    3
Wachovia Corporation.....................................................    4
Consolidated Ratio of Earnings to Fixed Charges..........................    5
Use of Proceeds..........................................................    5
Description of Debt Securities...........................................    5
Plan of Distribution.....................................................   15
Experts..................................................................   16
Legal Matters............................................................   16

   The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document and the accompanying prospectus.

   Offers and sales of the Notes are subject to restrictions in relation to the United Kingdom, details of which are set out in "Underwriting" on page S-22 below. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain other jurisdictions may also be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe for and purchase, any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

   References in this prospectus supplement and the accompanying prospectus to "we," "us," "our" and "Wachovia" are to Wachovia Corporation.

   In this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context otherwise requires, references to "dollars," "$" and "U.S. $" are to United States dollars.

                              WACHOVIA CORPORATION

   Wachovia Corporation is an interstate bank holding company serving regional, national and international markets and maintains dual headquarters in Atlanta, Georgia and Winston-Salem, North Carolina. At March 31, 1999, Wachovia and its consolidated subsidiaries had total assets of $65.319 billion, deposits of $40.288 billion, and a market capitalization of $16.473 billion. At March 31, 1999, Wachovia ranked 16th based on both its consolidated asset size and on its market capitalization among domestic U.S. bank holding companies. Wachovia is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia is also a savings and loan company within the meaning of the Home Owner's Loan Act of 1933, as amended. Wachovia's common stock is traded on the New York Stock Exchange under the symbol WB.

   Wachovia was incorporated under the laws of the State of North Carolina, U.S.A., on July 19, 1985. Wachovia has a number of subsidiaries and is not the subsidiary of any other person.

   Wachovia's principal banking subsidiaries are Wachovia Bank, National Association ("Wachovia Bank"), and The First National Bank of Atlanta. Wachovia Bank is a national banking association headquartered in Winston-Salem, North Carolina. As of March 31, 1999, Wachovia Bank had total assets of $61.879 billion and deposits of $41.134 billion. Wachovia Bank currently offers credit and deposit services and investment and trust services to consumers primarily located in Georgia, North Carolina, South Carolina, Virginia and Florida and to corporations located both inside and outside the United States. Consumer products and services are provided through:

  . a network of 753 retail branches (as of March 31, 1999) and 1,381 ATMs (as of March 31, 1999) in Georgia, North Carolina, South Carolina, Virginia and Florida;

  .  1-800-WACHOVIA On-Call 24 hour telephone banking;

  .  automated Phone Access; and

  .  internet-based investing and banking at www.wachovia.com.

   The First National Bank of Atlanta offers credit card services.

   Wachovia also has subsidiaries engaged in large corporate and institutional relationship management and business development, corporate leasing, remittance processing, insurance, investment advisory and securities brokerage services. In addition to its domestic banking offices and international banking offices in London and the Cayman Islands, Wachovia's subsidiaries have offices in Chicago, New York and selected other cities in the United States, and Hong Kong, Sao Paolo and Tokyo.

   Because Wachovia's growth strategy includes the use of acquisitions, Wachovia regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur. Acquisitions typically involve the payment of a premium over book value and, therefore, some dilution of Wachovia's book value and net income per share may occur in connection with any future transactions.

   Wachovia's executive offices are located at 100 North Main Street, Winston-Salem, North Carolina 27101 and 191 Peachtree Street, N.E., Atlanta, Georgia 30303, and its telephone numbers are (336) 770-5000 and (404) 332-5000.

                           INCORPORATION BY REFERENCE

   We have filed with the SEC, Washington, D.C., U.S.A. a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that we are offering by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Wachovia and the securities offered hereby, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC's Public Reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, U.S.A., and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, U.S.A., and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, IL 60661, U.S.A. For further information on the operation of the Public Reference room, you may call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also inspect our SEC filings at the New York Stock Exchange, the exchange on which our common stock is listed, at 20 Broad Street, 7th Floor, New York, New York 10005, U.S.A.

   The SEC allows us to "incorporate by reference" the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information in documents that we file after the dates of this prospectus supplement and the prospectus and before the termination of the offering contemplated by this prospectus supplement and the prospectus will automatically update and supersede information in this prospectus supplement and the prospectus.

   We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 1998, our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, our Current Reports on Form 8-K dated January 14, 1999 and May 13, 1999, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities offered by this prospectus supplement and the accompanying prospectus.

   We will provide without charge, upon written or oral request, to each person to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the documents described above which have been or may be incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. Such requests should be directed to Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27101, U.S.A., Attention: Secretary. Telephone requests may be directed to (336) 770-5000. All documents incorporated by reference in this prospectus supplement and the accompanying prospectus are obtainable free of charge in Luxembourg at the offices of Banque Internationale a Luxembourg.

   This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about Wachovia's industry, our beliefs and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Risks and uncertainties that may affect future results include, but are not limited to, changes in the economy, interest rate movements, timely development by Wachovia of technology enhancements for its products and operating systems, the ability of Wachovia and its customers and vendors to address effectively Year 2000 issues, the impact of competitive products, services and pricing, Congressional legislation and similar matters. We caution you not to place undue reliance on forward-looking statements, which are subject to influence by the named risk factors and unanticipated future events and which reflect our management's view only as of the date of this prospectus supplement or the accompanying prospectus. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus supplement or the accompanying prospectus, or to reflect the occurrence of unanticipated events.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

   The following unaudited table presents the consolidated ratio of earnings to fixed charges of Wachovia for the periods indicated. The consolidated ratio of earnings to fixed charges has been computed by dividing net income plus all applicable income taxes plus fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both including and excluding interest on deposits), and the portion of net rental expense which is deemed to be equivalent to interest on long-term debt. Interest expense (other than on deposits) includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

                                     Three Months
                                        Ended        Year Ended December 31,
                                      March 31,   -----------------------------
                                         1999     1998  1997  1996  1995  1994
                                     ------------ ----- ----- ----- ----- -----
Including interest on deposits......    1.70x     1.56x 1.40x 1.52x 1.50x 1.64x
Excluding interest on deposits......    2.67x     2.33x 1.98x 2.22x 2.15x 2.47x

                                 CAPITALIZATION

   The following table sets forth the unaudited consolidated capitalization of Wachovia as of March 31, 1999:

                                                                   Outstanding
                                                                   -----------
                                                                       (in
                                                                   thousands)
Long-term debt
Bank notes........................................................ $ 2,654,156
Other long-term debt..............................................   5,316,295
                                                                   -----------
  Total long-term debt............................................ $ 7,970,451
Shareholders' equity
Common stock--$5 par value; 1,000,000,000 shares authorized;
 202,898,450 shares outstanding...................................   1,014,492
Capital surplus...................................................     675,686
Retained earnings.................................................   3,681,119
Net unrealized gains on securities available-for-sale, net of
 tax..............................................................      60,642
                                                                   -----------
  Total shareholders' equity......................................   5,431,939
                                                                   -----------
  Total long-term debt and shareholders' equity................... $13,402,390
                                                                   ===========

   There has been no material change in Wachovia's capitalization since March 31, 1999.

                         SELECTED FINANCIAL INFORMATION

   The summary below should be read in connection with the financial information included in Wachovia's 1998 Annual Report on Form 10-K and in Wachovia's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999. Wachovia prepared the information below on the basis of its consolidated financial statements as of the dates indicated and for each of the five years in the period ended December 31, 1998 and for the three-month periods ended March 31, 1999 and 1998. Wachovia derived the consolidated summary of operations data below for each of the three years in the period ended December 31, 1998 and the consolidated statement of condition data at December 31, 1998 and 1997 from its audited consolidated financial statements. Interim unaudited data for the three months ended March 31, 1999 reflect, in the opinion of Wachovia's management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1999 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                          Three Months
                         Ended March 31,           Year Ended December 31,
                         ----------------  -------------------------------------------
                          1999     1998     1998     1997     1996     1995     1994
                         -------  -------  -------  -------  -------  -------  -------
                              (dollars in millions, except per share data)
Summary of Operations
  Interest Income....... $ 1,130  $ 1,148  $ 4,665  $ 4,262  $ 4,010  $ 3,790  $ 3,026
  Interest Expense......     522      579    2,314    2,169    2,086    2,011    1,369
  Other Income..........     334      287    1,249    1,007      879      816      668
  Other Expense.........     492      494    1,996    1,967    1,509    1,442    1,343
  Net Income............     243      195      874      593      757      708      624
Per Share Amounts
  Net Income, Basic..... $  1.20  $  0.95  $  4.26  $  2.99  $  3.70  $  3.40  $  3.00
  Net Income, Diluted...    1.18     0.93     4.18     2.94     3.65     3.36     2.96
  Weighted Average
   Shares Outstanding,
   Basic (thousands).... 203,119  205,894  205,058  198,290  204,889  208,230  208,117
  Weighted Average
   Shares Outstanding,
   Diluted (thousands).. 206,959  210,158  209,153  201,901  207,432  210,600  210,651
  Dividends............. $  0.49  $  0.44  $  1.86  $  1.68  $  1.52  $  1.38  $  1.23
Statement of Condition
 (Period-End)
  Total Assets.......... $65,319  $65,125  $64,123  $65,397  $57,229  $55,792  $49,242
  Interest Earning
   Assets............... $57,660  $57,464  $56,537  $57,333  $50,728  $50,182  $44,164
  Loans................. $46,393  $44,498  $45,719  $44,194  $38,007  $35,585  $31,664
  Deposits.............. $40,288  $39,857  $40,995  $42,654  $35,322  $34,355  $30,296
  Shareholders' Equity.. $ 5,432  $ 5,237  $ 5,338  $ 5,174  $ 4,608  $ 4,601  $ 3,910
Ratios
  Return on Average
   Assets...............    1.51%    1.24%    1.37%    1.03%    1.36%    1.37%    1.34%
  Return on Average
   Equity...............   18.31    15.29    16.92    13.08    16.99    17.00    16.37
  Dividend Payout
   Ratio................    41.0     46.4     43.7     55.2     40.4     39.9     40.8
  Average Equity to
   Average Assets
   Ratio................    8.25     8.09     8.08     7.87     8.02     8.05     8.19
  Tier 1 Risk Weighted
   Capital Ratio........    7.73     8.20     7.99     8.43     8.93     9.21     9.54
  Total Risk Weighted
   Capital Ratio........   11.44    10.76    11.34    11.11    12.32    13.17    13.13
  Tier 1 Leverage
   Ratio................    8.97     8.91     8.67     9.24     8.52     8.11     8.29

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors

   The names, ages and positions of the directors of Wachovia as of December 31, 1998 (April 30, 1999 as to Mr. Baker) are shown below along with their business experience during the past five years.

   Leslie M. Baker, Jr., 56, Chairman of the Board of Wachovia and Wachovia Bank since April 24, 1998; Chief Executive Officer of Wachovia since 1994; Chief Executive Officer of Wachovia Bank since June 1, 1997 and from 1990 to 1993; President of Wachovia Bank from June 1, 1997 to April 1999 and from 1990 to 1993; and President and Chief Operating Officer of Wachovia from February 1, 1993 to December 31, 1993. He has served as a director of Wachovia Bank since 1990. He also serves as a director of Carolina Power & Light Company. Mr. Baker first was elected a Director of Wachovia in 1993 and was elected for his present term at the 1996 Annual Meeting of Shareholders.

   James S. Balloun, 60, is Chairman, President and Chief Executive Officer of National Service Industries, Inc., which is engaged in multi-industry manufacturing and diversified services, positions he has held since 1996. Prior thereto, he was a director with McKinsey & Company, Inc., a management consulting firm. Mr. Balloun also serves as a director of Radiant Systems, Inc. He first was elected a Director of Wachovia and Wachovia Bank to fill a vacancy in October 1997. He was elected for his present term at the 1998 Annual Meeting of Shareholders.

   Peter C. Browing, 57, is President and Chief Executive Officer of Sonoco Products Company, a global packaging company, a position he has held since 1998. Prior thereto, he served as President and Chief Operating Officer from 1996 to 1998 and as Executive Vice President from 1993 to 1996. Previously he was President, Chairman and Chief Executive Officer of National Gypsum Company from 1990 to 1993. He is also a member of the Board of Directors of Phoenix Home Life Mutual Insurance Company and Lowe's Companies, Inc. Mr. Browing first was elected a Director of Wachovia and Wachovia Bank to fill a vacancy in July 1997. He was elected for his present term at the 1998 Annual Meeting of Shareholders.

   John T. Casteen III, 55, is President of the University of Virginia. He was a director of Jefferson Bankshares, Inc. from 1990 to 1997 and was named a Director of Wachovia and Wachovia Bank in connection with its acquisition of that company effective October 31, 1997. He was elected for his present term at the 1998 Annual Meeting of Shareholders.

   John L. Clendenin, 64, is a Chairman Emeritus of BellSouth Corporation, a telecommunications holding company. He served as Chairman of the Board of BellSouth until December 31, 1997, and as President and Chief Executive Officer from January 1994 until his retirement as a management employee at the end of 1996. He also serves as a director of Coca-Cola Enterprises, Inc., Equifax Inc., National Service Industries, Inc., RJR Nabisco Holdings Corp., The Kroger Company, Springs Industries, Inc., Powerwave Technologies and The Home Depot, Inc. He has been a director of Wachovia Bank since June 1997. Mr. Clendenin was a director of First Atlanta Corporation (later merged into Wachovia) from 1981 to 1988, and was designated a Director of Wachovia upon its organization in 1985. He was elected for his present term at the 1997 Annual Meeting of Shareholders.

   Thomas K. Hearn, Jr., 61, is President of Wake Forest University. Dr. Hearn has been a director of Wachovia Bank since June 1997 and, prior thereto, from 1988 to 1990. He was first elected a Director of Wachovia in 1993 and was elected for his present term at the 1996 Annual Meeting of Shareholders.

   George W. Henderson, III, 50, is Chairman, Chief Executive Officer and a Director of Burlington Industries, Inc., which manufactures textiles and home furnishings. He was elected Chairman of that company in February 1998 and Chief Executive Officer in 1995. He also served as President from 1993 to 1998, Chief Operating Officer from 1993 to 1995, and prior thereto as a Group Vice President. Mr. Henderson also serves as a director of Jefferson Pilot Corporation. He has been a director of Wachovia Bank since 1995, and first was elected a Director of Wachovia at the 1997 Annual Meeting of Shareholders.

   W. Hayne Hipp, 58, is Chairman, President and Chief Executive Officer of The Liberty Corporation, an insurance and broadcasting holding company. He also serves as a director of The Liberty Corporation and SCANA Corporation. Mr. Hipp was a director of South Carolina National Corporation from 1984 to 1991 and was named a Director of Wachovia in connection with the acquisition of that company in 1991. He has been a director of Wachovia Bank since June 1997. He was elected for his present term at the 1998 Annual Meeting of Shareholders.

   Robert A. Ingram, 56, is Chairman of Glaxo Wellcome Inc., a pharmaceutical research and development company, a position he has held since October 1997. In addition to his position as Chairman, he served as President from October 1997 to January 1999 and Chief Executive Officer from 1994 to January 1999. From 1993 to 1994, he served as President and Chief Operating Officer of Glaxo Inc. In 1997, Mr. Ingram was elected as Chief Executive of Glaxo Wellcome plc, the parent company of Glaxo Wellcome Inc., and Chairman of Nippon Glaxo in Japan. He served as an Executive Director of Glaxo Wellcome plc from September 1996 until October 1997. He was elected for his present term at the 1997 Annual Meeting of Shareholders.

   George R. Lewis, 57, is President and Chief Executive Officer of Philip Morris Capital Corporation, which engages in various financing and investment activities, positions he has held since 1997. Prior thereto, from 1984 to 1997, he was Vice President and Treasurer of Philip Morris Companies Inc., the parent company of Philip Morris Capital Corporation, which engages in the manufacture and sale of various consumer products. He serves as a director of Ceridian Corporation and Kemper National Insurance Companies. Mr. Lewis was a director of Central Fidelity Banks, Inc. from 1985 to 1997 and was named a Director of Wachovia and Wachovia Bank in connection with its acquisition of that company effective December 15, 1997. He was elected for his present term at the 1998 Annual Meeting of Shareholders.

   Elizabeth Valk Long, 48, is Executive Vice President of Time Inc., a Time Warner subsidiary and a publisher and direct marketer of magazines, books, music and video, a position she has held since May 1995. She was named President of Time magazine in September 1993, having served as Publisher since 1991. Between 1986 and 1991, she served successively as Publisher of Life magazine and Publisher of People magazine. Ms. Long also is a director of the J.M. Smucker Company. She was elected for her present term at the January 1999 meeting of the Board of Directors.

   John G. Medlin, Jr., 65, is Chairman Emeritus of Wachovia. He served as Chairman of the Board from 1988 to April 1998 and as Chief Executive Officer from 1977 until his retirement from management on December 31, 1993. Mr. Medlin is a director of BellSouth Corporation, Burlington Industries, Inc., Media General, Inc., National Service Industries, Inc., and USAirways Group, Inc. He was elected a director of Wachovia Bank in June 1997, after previously serving as a director from 1974 to 1994, and was Chairman of Wachovia Bank from June 1997 to April 1998 and from 1985 to 1994. Mr. Medlin was designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1997 Annual Meeting of Shareholders.

   Lloyd U. Noland, III, 55, is Chairman, President, Chief Executive Officer and a Director of Noland Company, a supplier of industrial products. He was a director of Central Fidelity Banks, Inc. from 1987 to 1997 and was named a Director of Wachovia and Wachovia Bank in connection with its acquisition of that company effective December 15, 1997. He was elected for his present term at the 1998 Annual Meeting of Shareholders.

   Sherwood H. Smith, Jr., 64, is Chairman of the Board of Carolina Power & Light Company, a public utility. He also served that company as Chief Executive Officer from 1979 until 1996 and President until 1992. He serves as a director of Northern Telecom, Inc. and Springs Industries, Inc. and a Trustee of Northwestern Mutual Life Insurance Company. Mr. Smith has been a director of Wachovia Bank since June 1997 and, prior thereto, from 1980 to 1990 and was designated a Director of Wachovia upon its organization in 1985. He was elected for his present term at the 1998 Annual Meeting of Shareholders.

   John C. Whitaker, Jr., 61, is Chairman of the Board and Chief Executive Officer of Inmar Enterprises, Inc., an information services and transaction processing company. He has been a director of Wachovia Bank since June 1997 and, prior thereto, from 1990 until 1996. He was first elected a Director of Wachovia at the 1996 Annual Meeting of Shareholders.

Officers

   The names, ages and positions of the principal corporate officers of Wachovia as of April 1, 1999 are shown below along with their business experience during the past five years and the year of their employment with Wachovia and its subsidiaries.

                               Business Experience During Past Five Years and
 Name, Age and Position        Year Employed
 ----------------------        ----------------------------------------------
 Leslie M. Baker, Jr., 56....  Chairman of the Board of Wachovia Bank since
  Chairman of the Board since  April 1998; Chief Executive Officer of Wachovia
  April 1998; Director and     Bank since June 1997; President of Wachovia,
  Chief Executive Officer      1993-April 1999; President of Wachovia Bank,
  since January 1994           June 1997-April 1999; Chief Operating Officer of
                               Wachovia, February-December 1993; Executive Vice
                               President of Wachovia until January 1993;
                               President and Chief Executive Officer of
                               Wachovia Corporation of North Carolina, January
                               1990-March 1993. President and Chief Executive
                               Officer of Wachovia Bank of North Carolina,
                               N.A., January 1990-May 1993. Employed in 1969.

 Mickey W. Dry, 59...........  Executive Vice President of Wachovia, November
  Senior Executive Vice        1989-October 1997; Senior Executive Vice
  President since October      President of Wachovia Bank since July 1997;
  1997 and Chief Credit        Executive Vice President of Wachovia Bank of
  Officer since November 1989  North Carolina, N.A., October 1989-July 1997.
                               Employed in 1961.

 Walter E. Leonard, Jr., 53..  Senior Executive Vice President of Wachovia,
  Vice Chairman since April    October 1997-April 1999; Executive Vice
  1999                         President of Wachovia, October 1988-October
                               1997; Senior Executive Vice President of
                               Wachovia Bank since July 1997; Executive Vice
                               President of Wachovia Bank of Georgia, N.A.
                               until June 1997; President of Wachovia
                               Operational Services Corporation since 1988.
                               Employed in 1965.

 Kenneth W. McAllister, 50...  Executive Vice President of Wachovia, January
  Senior Executive Vice        1994-October 1997. Employed in 1988.
  President since October
  1997 and General Counsel
  since 1988

 Robert S. McCoy, Jr., 60....  Senior Executive Vice President of Wachovia,
  Vice Chairman since April    October 1997-April 1999; Executive Vice
  1999 and Chief Financial     President of Wachovia, January 1992-October
  Officer since September      1997; Senior Executive Vice President of
  1992                         Wachovia Bank since July 1997; Executive Vice
                               President of Wachovia Bank of North Carolina,
                               N.A., 1992-1997; Chief Financial Officer of
                               Wachovia Bank of North Carolina, N.A. since
                               1992. Employed in 1984.

 G. Joseph Prendergast, 53...  Senior Executive Vice President of Wachovia,
  President and Chief          October 1997-April 1999; Executive Vice
  Operating Officer since      President of Wachovia, October 1988-October
  April 1999                   1997; Senior Executive Vice President of
                               Wachovia Bank since July 1997; Chairman of
                               Wachovia Bank of Georgia, N.A., January 1994-
                               June 1997; Chairman of Wachovia Bank of South
                               Carolina, N.A., July 1995-June 1997; President
                               and Chief Executive Officer of Wachovia Bank of
                               Georgia, N.A., January 1993-January 1995;
                               President and Chief Executive Officer of
                               Wachovia Corporate Services, Inc. until July
                               1994; President and Chief Executive Officer of
                               Wachovia Corporation of Georgia, January 1993-
                               March 1993. Employed in 1973.

                                USE OF PROCEEDS

   The net proceeds to Wachovia from the sale of the Notes after deducting
expenses are estimated to be $   and are expected to be applied toward [To
come].

                            DESCRIPTION OF THE NOTES

   You should read the information in this section in conjunction with the statements under "Description of Debt Securities" beginning on page 5 of the accompanying prospectus. If this summary of the terms of the Notes differs in any way from the "Description of Debt Securities" in the prospectus, you should rely on this summary.

General

   The Notes mature on      , 20  and bear interest at  % per annum. The
initial aggregate principal amount of the Notes is $  .

   The Notes:

  . will be issued in U.S. dollars in denominations of $1,000 and integral multiples of $1,000;

  . will be issued pursuant to an indenture dated August 15, 1996 (referred to as the "Senior Indenture" in the accompanying prospectus) between Wachovia and The Chase Manhattan Bank, as trustee (referred to as the "Senior Trustee" in the accompanying prospectus), and will represent a new and separate series of Senior Securities (as that term is used in the accompanying prospectus) under that indenture;

  .  are not redeemable before maturity;

  .  are not subject to any sinking fund;

  . will be represented by one or more global certificates in fully registered form, and except in certain limited circumstances, will not be issued in definitive (if the Notes are issued in definitive form, they will be issued in registered form, and payments of principal and interest will be made according to alternative arrangements);

  .  represent unsecured and unsubordinated debt;

  .  will be repaid at par at maturity; and

  . will rank pari passu with Wachovia's other unsecured and unsubordinated debt.

   Interest:

  .  is payable on       and       of each year, payable to the persons in
     whose names the Notes are registered at the close of business on
     and      , as the case may be, prior to the payment date;

  . will be calculated on the basis of a 360-day year of twelve 30-day months; and

  .  payments begin on      , 1999 and interest will begin to accrue from
          , 1999.

   We will deliver to the trustee, annually, an officers' certificate as to the existence or absence of defaults under the indenture. We may, without the consent of the holders of the Notes, issue additional securities having the same ranking and the same interest rate, maturity and other terms as the Notes.

Book-Entry, Delivery and Form

   The Notes will be issued in the form of one or more definitive global securities in registered form (each, a "Global Security"). The Global Securities will be deposited, until all obligations of Wachovia with respect to the Notes are satisfied, with, or on behalf of, The Depository Trust Company ("DTC") and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC (the "DTC Participants"). Investors may elect to hold their interests in the Global Securities through either DTC or Cedelbank or Morgan Guaranty Trust Company of New York, Brussels

Office, as operator of the Euroclear System ("Euroclear"), either directly if they are participants in such systems, or indirectly through organizations that are participants in such systems. Cedelbank and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective U.S. depositories, which in turn will hold such interests in customers' securities accounts in the U.S. depositories' names on the books of DTC. The Chase Manhattan Bank will act as U.S. depositary for Euroclear, and Citibank, N.A. will act as U.S. depositary for Cedelbank (in such capacities, the "U.S. Depositories"). Beneficial interests in the Global Securities may be held in denominations of $1,000 and integral multiples of $1,000. The Global Securities may be transferred, as a whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

   So long as DTC or its nominee is the registered owner of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Security for all purposes of the Notes and the indenture, as the case may be. Owners of beneficial interests in Global Securities will not be entitled to have the Notes represented by such Global Securities registered in their names. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC, or its nominee, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Notes.

   Principal and interest payments on Notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Securities. None of Wachovia, the Trustee or any paying agent or registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

   We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit the participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Securities as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held in "street name", and will be the responsibility of such participants.

   DTC advises that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of securities transactions among DTC Participants in such securities through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of securities. DTC Participants include securities brokers and dealers (including underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

   DTC also advises that:

     1. DTC management is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed DTC Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     2. DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     3. The foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

   Cedelbank advises that it is incorporated under the laws of Luxembourg as a professional depositary. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions among Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant either directly or indirectly.

   Distributions with respect to Notes held beneficially through Cedelbank will be credited to cash accounts of Cedelbank Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Cedelbank.

   Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions among Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

   Notes will not be issued in definitive form, except in very limited circumstances. If any of Euroclear, Cedelbank or DTC notifies Wachovia that it is unwilling or unable to continue as a clearing system in connection with the Global Securities or, in the case of DTC only, DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and in each case a successor clearing system is not appointed by Wachovia within 90 days after receiving such notice from Euroclear, Cedelbank or DTC or on becoming aware that DTC is no longer so registered, Wachovia, will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by such Global Securities upon delivery of such Global Securities for cancellation. In the event definitive Notes are issued, the holders thereof will be able to receive payments on the Notes and effect transfers of the Notes at the offices of the Luxembourg paying agent and transfer agent. Wachovia has appointed Banque Internationale a Luxembourg S.A. as paying agent and transfer agent in Luxembourg with respect to the Notes in definitive form, and as long as the Notes are listed on the Luxembourg Stock Exchange, Wachovia will maintain a paying agent and transfer agent in Luxembourg, and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "--Notices" on page S-19 below.

Global Clearance and Settlement Procedures

   Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Cedelbank Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedelbank and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

   Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Cedelbank or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such systems in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the U.S. Depositories.

   Because of time-zone differences, credits of Notes received in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of Notes by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

   Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payment of Additional Amounts

   Wachovia or any successor corporation will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary in order that the net payment by Wachovia or any successor corporation or a paying agent of the principal of and interest on the Notes to a holder who is a Non-U.S. person (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the Notes is made by Wachovia or any successor corporation or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax, or any other jurisdiction in which Wachovia or any successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

     (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

    . being or having been present or engaged in trade or business in the United States or having or having had a permanent establishment in the United States;

    . having a current or former relationship with the United States as a citizen or resident thereof;

    . being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

    . being or having been a "10-percent shareholder" of Wachovia as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision;

     (2) to any holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

     (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, assessment or other governmental charge;

     (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by Wachovia or a paying agent from the payment;

     (5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 30 days after the payment becomes due or is duly provided for, whichever occurs later;

     (6) to an estate, inheritance, gift, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

     (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

     (8) in the case of any combination of items (1), (2), (3), (4), (5), (6) or (7) above.

   Notwithstanding the above, Wachovia or any successor corporation will pay any present or future stamp, court or documentary taxes or any excise taxes or property taxes, charges or similar levies which arise from the execution, delivery or registration of the Notes or any other document or instrument relating thereto, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than any jurisdiction from or through which payment on the Notes is made by Wachovia or any successor corporation or its paying agent in its capacity as such, or any political subdivision or governmental authority thereof or therein having the power to tax or any other jurisdiction in which Wachovia or any successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax.

   The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "--Payment of Additional Amounts", Wachovia will not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

   As used under this heading "--Payment of Additional Amounts" and under the headings "--Redemption for Tax Reasons" and "Certain United States Federal Income Tax Consequences to Non-United States Holders", the term "U.S. person" means

  .  a citizen or resident of the United States,

  . a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof,

  . an estate the income of which is subject to United States federal income taxation regardless of its source, or

  . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if the trust elects under United States Treasury Regulations to be treated as a U.S. person.

   A "Non-U.S. person" means a person who is not a U.S. person.

Redemption for Tax Reasons

   If (1) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, the official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, Wachovia becomes or will become obligated to pay additional amounts as described under the heading "--Payment of Additional Amounts" beginning on page S-17 above, or (2) any act is taken by a taxing authority of the United States on or after the date of this prospectus supplement, whether or not such act is taken with respect to Wachovia or any affiliate, that results in a substantial probability that Wachovia will or may be required to pay such additional amounts, then Wachovia may, at its option, redeem the Notes, in whole but not in part, on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Notes, together with interest accrued but unpaid thereon to the date fixed for redemption; provided that Wachovia determines, in its reasonable business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Notes. No redemption pursuant to (2) above may be made unless Wachovia has received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described under the heading "--Payment of Additional Amounts" beginning on page S-17 above and Wachovia has delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Wachovia is entitled to redeem the Notes pursuant to their terms.

Notices

   Notices to holders of the Notes will be published in certain authorized newspapers in New York City, in London, and, so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg. It is expected that publication will be made in New York City in The Wall Street Journal, in London in the Financial Times, and in Luxembourg in the Luxembourg Wort. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication. So long as the Notes are listed on the Luxembourg Stock Exchange, we will publish notice of any change in the Luxembourg paying agent and transfer agent in Luxembourg in this manner.

Applicable Law

   The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

                    CERTAIN UNITED STATES FEDERAL INCOME TAX
                   CONSEQUENCES TO NON-UNITED STATES HOLDERS

   The following summarizes certain United States federal income tax consequences of the ownership of Notes to non-United States Holders as of the date of this prospectus supplement. Except where noted, this summary deals only with Notes held as capital assets and does not deal with special situations. For example, this summary does not address:

  . tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities or life insurance companies;

  . tax consequences to persons holding Notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

  . tax consequences to holders of Notes whose "functional currency" is not the U.S. dollar;

  .  alternative minimum tax consequences, if any; or

  .  any state, local or foreign tax consequences.

   The discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. We will summarize any special United States federal tax considerations relevant to a particular issue of the Notes in the applicable pricing supplement.

   If you are considering the purchase of Notes, you should consult your own tax advisors concerning the tax consequences to you in light of your particular situation.

 U.S. Federal Withholding Tax

   The 30% U.S. federal withholding tax will not apply to any payment of principal or interest on Notes provided that:

  . you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and U.S. Treasury regulations;

  . you are not a controlled foreign corporation that is related to us through stock ownership;

  . you are not a bank whose receipt of interest on the Notes is described in the Code; and

  . either (a) you provide your name and address on an IRS Form W-8, and certify, under penalty of perjury, that you are not a U.S. person or (b) a financial institution holding the Notes on your behalf certifies, under penalty of perjury, that it has received an IRS Form W-8 from you as the beneficial owner and provides us with a copy.

   If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax unless you provide us with a properly executed (1) IRS Form 1001 claiming an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty or (2) IRS Form 4224 stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

   Except as discussed below, the 30% U.S. federal withholding tax will not apply to any gain or income that you realize on the sale, exchange, retirement or other disposition of Notes.

 U.S. Federal Estate Tax

   Your estate will not be subject to U.S. federal estate tax on Notes beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock, within the meaning of the Code and U.S. Treasury regulations, and (2) interest on those Notes would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

 U.S. Federal Income Tax

   If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on Notes will be included in earnings and profits.

   Any gain or income realized by you on the disposition of a Note generally will not be subject to U.S. federal income or withholding tax unless:

     (1) that gain or income is effectively connected with the conduct of a trade or business in the United States by you;

     (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

     (3) to the extent the gain is considered accrued but unpaid interest on a Note, the requirements described above are not satisfied.

 Information Reporting and Backup Withholding

   In general, you will not be required to provide information reporting and backup withholding regarding payments that we make to you provided that we do not have actual knowledge that you are a U.S. person and we have received from you the statement described above under "--U.S. Federal Withholding Tax" on page S-20.

   In addition, you will not be required to pay backup withholding and provide information reporting regarding the proceeds of the sale of a Note made within the United States or conducted through certain U.S. related financial intermediaries if the payor receives the statement described above and does not have actual knowledge that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

   U.S. Treasury regulations were recently issued that generally modify the information reporting and backup withholding rules applicable to certain payments made after December 31, 2000. In general, the new U.S. Treasury regulations would not significantly alter the present rules discussed above, except in certain special situations.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

                                  UNDERWRITING

   We are selling the Notes to the underwriters named below pursuant to an
underwriting agreement dated      , 1999. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Wachovia Securities, Inc. are acting as Managers. Subject to certain conditions, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of Notes set forth in the following table:

                                                                Principal Amount
         Underwriters                                               of Notes
         ------------                                           ----------------
   Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.......................................       $
   Wachovia Securities, Inc....................................
                                                                      ----
     Total.....................................................       $
                                                                      ====

   Under the terms and conditions of the underwriting agreement, if the underwriters take any of the Notes, then they are obligated to take and pay for all of the Notes.

   The Notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of any trading market for the Notes.

   The underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to offer some of the Notes to certain dealers at the public offering price less a concession not in excess of % of the principal amount. [The underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of % of the principal amount.] After the initial public offering, the underwriters may change the public offering price and such concessions.

   The Notes are offered for sale in those jurisdictions in the United States, Europe and Asia where it is legal to make such offers. We have applied to have the Notes listed on the Luxembourg Stock Exchange.

   Each of the underwriters has agreed that it will not offer, sell or deliver any of the Notes, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of such underwriter, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on Wachovia except as set forth in the underwriting agreement.

   Each underwriter has represented and agreed that

  . it has not offered or sold, and, prior to the expiration of the period of six months from the closing date for the Notes, will not offer or sell any Notes to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,

  . it has complied and will comply with all applicable provisions of the Financial Services Act of 1986, with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and

  . it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom such documents may otherwise lawfully be issued or passed on.

   The Notes have not been and will not be registered under the Securities and Exchange Law of Japan and each of the underwriters and each of their affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws and regulations of Japan.

   Each of the underwriters and each of their affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, the Notes by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

   Each underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any of the Notes to any persons other than persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

   Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

   In connection with the offering of the Notes, the underwriters may, to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating a short position in the Notes for their own account. In addition, the underwriters may bid for and purchase Notes in the open market to cover short positions or to stabilize the price of the Notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the Notes in the offering, if the underwriters repurchase previously distributed Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the Notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of these activities at any time.

   In the ordinary course of business certain of the underwriters and their affiliates have engaged and may in the future engage in various other banking and financial services for and commercial transactions with Wachovia and its affiliates

   Wachovia Securities, Inc. will participate in the underwriting arrangements for the offering of the Notes. Accordingly, the offering will comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") regarding an NASD member firm's participating in distributing its affiliate's securities. NASD members participating in the offering of the Notes will not confirm sales to discretionary accounts.

   We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments which the underwriters may be required to make in respect of such liabilities.

   It is expected that delivery of the Notes will be made against payment
therefor on or about      , 1999, which is the fifth business day following the
date of this prospectus supplement (such settlement cycle being herein referred to as "T+5"). Purchasers of Notes should note that the ability to settle secondary market trades of the Notes effected on the date of pricing and the succeeding business days may be affected by the T+5 settlement.

                              GENERAL INFORMATION

   We have applied to have the Notes listed on the Luxembourg Stock Exchange. In connection with the listing application, the Amended and Restated Certificate of Incorporation and the Bylaws of Wachovia and a legal notice relating to the issuance of the Notes have been deposited prior to listing with the Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg, where copies thereof may be obtained upon request. Copies of the above documents together with this prospectus supplement, the accompanying prospectus, the Indenture and Wachovia's current Annual and Quarterly Reports, as well as all future Annual Reports and Quarterly Reports, so long as any of the Notes are outstanding, will be made available for inspection at the main office of Banque Internationale Luxembourg S.A. in Luxembourg. Banque Internationale a Luxembourg S.A. will act as intermediary between the Luxembourg Stock Exchange and Wachovia and the holders of the Notes. In addition, copies of the Annual Reports and Quarterly Reports of Wachovia and all other documents incorporated by reference in this prospectus supplement and the accompanying prospectus may be obtained free of charge at such office.

   Other than as disclosed or contemplated herein or in the documents incorporated herein by reference, there has been no material adverse change in the financial position of Wachovia since December 31, 1998.

   Neither Wachovia nor any of its subsidiaries is involved in litigation, arbitration, or administrative proceedings relating to claims or amounts that are material in the context of the issue of the Notes.

   Wachovia accepts responsibility for the information contained in relation to Wachovia and the provisions of the Notes in this prospectus supplement and the accompanying prospectus.

   The Notes have been accepted for clearance through Euroclear and Cedelbank.

   Resolutions relating to the issue and sale of the Notes were adopted by the
Board of Directors of Wachovia on      , 1999.

   The Notes have been assigned Euroclear and Cedelbank Common Code No.   ,
International Security Identification Number (ISIN)    and CUSIP No.    .

                                 LEGAL MATTERS

   The validity of the Notes, as well as certain other legal matters, will be passed upon for Wachovia by William M. Watson, Jr., Esq., Senior Vice President, Counsel and Secretary of Wachovia. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett, New York, New York. As to matters of New York law, Mr. Watson will rely on the opinion of Simpson Thacher & Bartlett.

PROSPECTUS

                                 $2,500,000,000

                              Wachovia Corporation

                                Debt Securities

                               ----------------

   We may offer to sell up to $2.5 billion of our unsecured debt securities (or the equivalent amount based on the applicable exchange rate at the time of offering if any securities are denominated in foreign currencies). The securities may be either Senior Securities or Subordinated Securities. The securities may include securities denominated in U.S. dollars or, if so specified in the applicable prospectus supplement, in any other currency, including composite currencies such as the euro.

   In this prospectus, we describe generally the terms of the securities. We will describe the specific terms of the securities that we offer in a supplement to this prospectus at the time of each offering. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering.

   The Senior Securities, when issued, will be unsecured and will rank on a parity with all unsecured and unsubordinated indebtedness of Wachovia. The Subordinated Securities, when issued, will be unsecured and will be subordinate to "Senior Indebtedness" of Wachovia and, under certain circumstances, to "Additional Senior Obligations" of Wachovia, as these terms are defined in this prospectus. Payment of principal of the Subordinated Securities may be accelerated only in the case of the bankruptcy of Wachovia. There is no right of acceleration of the Subordinated Securities in the case of a default in the payment of the principal of, or any premium or interest on, the Subordinated Securities or in the performance of any covenant or agreement of Wachovia.

                               ----------------

   This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. The securities will be unsecured obligations of Wachovia Corporation, will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Wachovia Corporation and will not be insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

                               ----------------

   The Securities and Exchange commission and State Securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

                  The date of this prospectus is June 4, 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus......................................................   2

Where You Can Find More Information........................................   3

Wachovia Corporation.......................................................   4

Consolidated Ratio of Earnings to Fixed Charges............................   5

Use of Proceeds............................................................   5

Description of Debt Securities.............................................   5

Plan of Distribution.......................................................  15

Experts....................................................................  16

Legal Matters..............................................................  16

                               ----------------

   You should rely only on the information incorporated by reference or contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities.

   In this prospectus, "we", "us", "our" and "Wachovia" each refers to Wachovia Corporation.

                               ----------------

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $2.5 billion. We provide information to you about these securities in three documents that progressively provide more detail:

  1. This prospectus, which contains general information that may or may not apply to each offering of securities.

  2. The applicable prospectus supplement, which will contain more specific information than this prospectus and may also add, update or change information contained in this prospectus. To the extent information in the applicable prospectus supplement differs from this prospectus, you should rely on the different information in the prospectus supplement.

  3. The pricing supplement, if applicable, will provide final details about a specific offering and the terms of the offered securities, including their price. To the extent information differs from this prospectus or the prospectus supplement, you should rely on the different information in the pricing supplement.

   You should read both this prospectus and any prospectus supplement or pricing supplement together with any additional information described under the heading "Where You Can find More Information" to learn more about Wachovia and the securities offered.

                               ----------------

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the SEC, Washington, D.C., a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Wachovia and the securities offered hereby, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC's Public Reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, IL 60661. For further information on the operation of the Public Reference room, you may call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also inspect our SEC filings at the New York Stock Exchange, the exchange on which our common stock is listed, at 20 Broad Street, 7th Floor, New York, New York 10005.

   The SEC allows us to "incorporate by reference" the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file after the date of this prospectus and before the termination of the offering contemplated by this prospectus will automatically update and supersede information in this prospectus.

   We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 1998, our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, our Current Reports on Form 8-K dated January 14, 1999 and May 13, 1999, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities offered by this prospectus.

   We will provide without charge, upon written or oral request, to each person to whom this prospectus is delivered, a copy of any or all of the documents described above which have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Such requests should be directed to Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27101, Attention: Secretary. Telephone requests may be directed to
(336) 770-5000.

   This prospectus contains or incorporates by reference forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about Wachovia's industry, our beliefs and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Many of those risks and uncertainties will be described with particularity in the applicable prospectus supplement. Risks and uncertainties that may affect future results include, but are not limited to, changes in the economy, interest rate movements, timely development by Wachovia of technology enhancements for its products and operating systems, the ability of Wachovia and its customers and vendors to address effectively Year 2000 issues, the impact of competitive products, services and pricing, Congressional legislation and similar matters. We caution you not to place undue reliance on forward-looking statements, which are subject to influence by the named risk factors and unanticipated future events and which reflect our management's view only as of the date of this prospectus or the prospectus supplement containing such forward-looking statements. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus or the applicable prospectus supplement, or to reflect the occurrence of unanticipated events.

                              WACHOVIA CORPORATION

   Wachovia Corporation, a North Carolina corporation, is an interstate bank holding company serving regional, national and international markets and maintains dual headquarters in Atlanta, Georgia and Winston-Salem, North Carolina. At March 31, 1999, Wachovia and its consolidated subsidiaries had total assets of $65.319 billion, deposits of $40.288 billion, and a market capitalization of $16.473 billion. At March 31, 1999, Wachovia ranked 16th based on both its consolidated asset size and on its market capitalization among domestic U.S. bank holding companies. Wachovia is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is a savings and loan holding company within the meaning of the Home Owner's Loan Act of 1933, as amended. Wachovia's common stock is traded on the New York Stock Exchange under the symbol WB.

   Wachovia's principal banking subsidiaries are Wachovia Bank, National Association ("Wachovia Bank"), and The First National Bank of Atlanta. Wachovia Bank is a national banking association headquartered in Winston-Salem, North Carolina. As of March 31, 1999, Wachovia Bank had total assets of $61.879 billion and deposits of $41.134 billion. Wachovia Bank currently offers credit and deposit services and investment and trust services to consumers primarily located in Georgia, North Carolina, South Carolina, Virginia and Florida and to corporations located both inside and outside the United States. Consumer products and services are provided through:

  . a network of 753 retail branches (as of March 31, 1999) and 1,381 ATMs (as of March 31, 1999) in Georgia, North Carolina, South Carolina, Virginia and Florida;

  .  1-800-WACHOVIA On-Call 24 hour telephone banking;

  .  automated Phone Access; and

  .  internet-based investing and banking at www.wachovia.com.

The First National Bank of Atlanta offers credit card services.

   Wachovia also has subsidiaries engaged in large corporate and institutional relationship management and business development, corporate leasing, remittance processing, insurance, investment advisory and securities brokerage services. In addition to its domestic banking offices and international banking offices in London and the Cayman Islands, Wachovia's subsidiaries have offices in Chicago, New York and selected other cities in the United States, and Hong Kong, Sao Paulo and Tokyo.

   Because Wachovia's growth strategy includes the use of acquisitions, Wachovia regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur. Acquisitions typically involve the payment of a premium over book value and, therefore, some dilution of Wachovia's book value and net income per share may occur in connection with any future transactions.

   Wachovia's executive offices are located at 100 North Main Street, Winston-Salem, North Carolina 27101 and 191 Peachtree Street, N.E., Atlanta, Georgia 30303, and its telephone numbers are (336) 770-5000 and (404) 332-5000.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

   The following unaudited table presents the consolidated ratio of earnings to fixed charges of Wachovia for the periods indicated. The consolidated ratio of earnings to fixed charges has been computed by dividing net income plus all applicable income taxes plus fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both including and excluding interest on deposits), and the portion of net rental expense which is deemed to be equivalent to interest on long-term debt. Interest expense (other than on deposits) includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

                                    Three Months     Year Ended December 31,
                                       Ended      -----------------------------
                                   March 31, 1999 1998  1997  1996  1995  1994
                                   -------------- ----- ----- ----- ----- -----
Including interest on deposits....     1.70x      1.56x 1.40x 1.52x 1.50x 1.64x
Excluding interest on deposits....     2.67x      2.33x 1.98x 2.22x 2.15x 2.47x

                                USE OF PROCEEDS

   We will use the net proceeds from the sale of the securities for general corporate purposes, principally to fund investments in, or extensions of credit to, our banking and nonbanking subsidiaries. We also may use such net proceeds to allow our subsidiaries to repay borrowings incurred by such subsidiaries. Except as otherwise described in the applicable prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the prospectus supplement, although our management will have determined that funds should be borrowed at that time in anticipation of future funding or capital requirements of its subsidiaries. The precise amount and timing of such investments in and extensions of credit to the subsidiaries will depend upon their funding requirements and the availability of other funds to us and our subsidiaries. In addition to the foregoing, we also may use a portion of the net proceeds to fund possible acquisitions if suitable opportunities develop in the future. Based upon anticipated future financing requirements of us and our subsidiaries, we expect that we will, from time to time, engage in additional financings of a character and in amounts to be determined.

                         DESCRIPTION OF DEBT SECURITIES

General

   We expect to issue the Senior Securities under an Indenture dated as of August 15, 1996 (the "Senior Indenture") between us and The Chase Manhattan Bank, as trustee (the "Senior Trustee"). We expect to issue the Subordinated Securities under an Indenture dated as of July 15, 1998 (the "Subordinated Indenture") between us and The Chase Manhattan Bank, as trustee (the "Subordinated Trustee"). Copies of the Senior Indenture and the Subordinated Indenture (collectively, the "Indentures") are included as exhibits to the registration statement of which this prospectus is a part. In the discussion that follows, we summarize particular provisions of the Indentures and include the relevant section numbers of the applicable Indenture in parentheses. Our discussion of Indenture provisions is not complete. You should read the Indentures for a more complete understanding of the provisions we describe. Capitalized terms not otherwise defined in this prospectus shall have the meanings given to them in the applicable Indenture.

   The Senior Securities will be unsecured and will rank on a parity with all unsecured and unsubordinated indebtedness of Wachovia. The Senior Indenture prohibits Wachovia from disposing of, or permitting the issuance of, capital stock of specified subsidiaries under certain circumstances. See "Restrictive Covenants Applicable to Senior Securities" beginning on page 8. The Subordinated Securities will be unsecured and will be subordinated and junior to all "Senior Indebtedness" and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of Wachovia, to all Additional Senior Obligations (each as defined below under "Subordination of Subordinated Securities"). The Subordinated Indenture does not prohibit Wachovia from disposing of voting stock of its subsidiaries, including the stock of any of its banking subsidiaries. The events of default as to which payment of the principal of the Subordinated Securities may be accelerated are limited to events relating to the bankruptcy of Wachovia. See "Subordination of Subordinated Securities" on page 9 and "Events of Default; Limited Rights of Acceleration for Subordinated Securities" on page 11.

   The Indentures do not limit the amount of securities that may be issued and provide that securities may be issued at various times in one or more series. (Section 301) Neither the Indentures nor the securities limit the amount of other indebtedness which Wachovia or any of its subsidiaries may incur. In addition, the Indentures and the securities do not require Wachovia to repurchase or redeem or modify the terms of the securities upon a change in control or other events involving Wachovia that may adversely affect the credit quality of Wachovia.

   Because Wachovia is a holding company, its rights and the rights of its creditors, including the holders of the securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of that subsidiary will be subject to the prior claims of the creditors of that subsidiary (including, in the case of a subsidiary bank, its depositors), except to the extent that Wachovia may itself be a creditor with recognized claims against the subsidiary. Claims on subsidiaries of Wachovia by creditors other than Wachovia include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. See "Wachovia Corporation" on page 4.

   Unless we indicate otherwise in the applicable prospectus supplement, principal of and premium, if any, and interest on the securities will be payable at the office or agency of the applicable trustee maintained for such purpose in New York, New York, and at any other office or agency maintained by Wachovia for such purposes. However, we may, at our option, pay interest by mailing a check to the address of the person entitled to such interest as it appears on the Security Register. The transfer of each series of securities (other than Book-Entry Securities) may be registered at the corporate trust office of the applicable Trustee. (Sections 301, 305 and 1002) The corporate trust office of the Senior Trustee and the Subordinated Trustee is located in New York, New York. Interest on the securities will be paid to the person in whose name the securities are registered at the close of business on the Regular Record Date designated for an Interest Payment Date. (Section 307) The securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 or integral multiples of $1,000. (Section 302) We will not require any service charge for any registration of transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange other than certain exchanges not involving any transfer. (Section 305)

   Each prospectus supplement relating to a particular series of debt securities that we offer (the "Offered Securities") will describe the specific terms of the Offered Securities. Those specific terms will include some or all of the following:

  .  the title of the Offered Securities;

  . whether the Offered Securities are Senior Securities or Subordinated Securities;

  .  any limit on the aggregate principal amount of the Offered Securities;

  .  the date or dates on which the Offered Securities will mature;

  . the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the dates on which such interest, if any, will be payable and the Regular Record Dates for such Interest Payment Dates;

  . the place or places, if any, in addition to the office or agency of the applicable Trustee, where the principal of and premium, if any, and interest on the Offered Securities will be payable;

  . the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of Wachovia;

  . the obligation, if any, of Wachovia to redeem or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder and the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

  . if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the Offered Securities will be issuable;

  . the currency or currencies of payment of principal of and premium, if any, and interest on the Offered Securities if other than the currency of the United States;

  . any index used to determine the amount of payment of principal of, premium, if any, and interest on the Offered Securities;

  . if other than the principal amount thereof, the portion of the principal amount of the Offered Securities which will be payable upon the declaration of acceleration of the Maturity thereof;

  .  the law which will govern the terms of the Offered Securities;

  .  information with respect to book-entry procedures, if any; and

  .  any other terms of the Offered Securities. (Section 301)

   Securities may be issued as "Original Issue Discount Securities" which will be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable prospectus supplement. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation of such Event of Default. (Section 101)

Book-Entry Securities

   The securities of a series may be issued in the form of one or more Book-Entry Securities that will be deposited with a Depositary or its nominee identified in the applicable prospectus supplement. (Section 301) In such a case, Book-Entry Securities will be issued in aggregate denominations equal to the aggregate principal amount of securities represented by such Book-Entry Securities. Unless and until it is exchanged in whole or in part for securities in definitive registered form, a Book-Entry Security may not be transferred except as a whole by the applicable Depositary to a nominee of such Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. (Section 305)

   The specific terms of the depositary arrangement with respect to any securities to be represented by a Book-Entry Security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

   Upon the issuance of a Book-Entry Security, the Depositary for such Book-Entry Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the securities represented by such Book-Entry Security to the accounts of persons that have accounts with such Depositary ("participants"). Wachovia or the underwriters or agents will designate such accounts. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly

("indirect participants"). Persons who are not participants may beneficially own Book-Entry Securities held by the Depositary only through participants or indirect participants.

   Ownership of beneficial interests in any Book-Entry Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws, as well as the limits on participation in the Depositary's book-entry system, may impair the ability to transfer beneficial interests in a Book-Entry Security.

   So long as the Depositary or its nominee is the registered owner of a Book-Entry Security, such Depositary or such nominee will be considered the sole owner or holder of the securities represented by such Book-Entry Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in securities represented by Book-Entry Securities will not be entitled to have such securities registered in their names, will not be entitled to receive physical delivery of such securities in definitive form, and will not be considered the owners or holders of such securities under the applicable Indenture.

   Payments of principal of and any premium and interest on securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Book-Entry Security representing such securities. We expect that the Depositary for a series of securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their beneficial interests in the Book-Entry Security, as shown on the records of such Depositary or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in such Book-Entry Security held through such persons will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name," and will be the responsibility of such participants and indirect participants. Neither we, the applicable Trustee, any Authenticating Agent, any Paying Agent nor the Security Registrar for such securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any Book-Entry Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 311)

   If the Depositary for securities of a series notifies Wachovia that it is unwilling or unable to continue as Depositary or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, Wachovia has agreed to appoint a successor depositary. If such a successor is not appointed by Wachovia within 90 days, Wachovia will issue securities of such series in definitive registered form in exchange for the Book-Entry Security. In addition, Wachovia may at any time and in its sole discretion determine that the securities of any series will no longer be represented by Book-Entry Securities. In that event, Wachovia will issue securities of such series in definitive registered form in exchange for such Book-Entry Securities. Further, if Wachovia so specifies with respect to the securities of a series, or if an Event of Default, or an event which with notice, lapse of time or both would be an Event of Default with respect to the securities of such series has occurred and is continuing, an owner of a beneficial interest in a Book-Entry Security representing securities of such series may receive securities of such series in definitive registered form. In any such case, an owner of a beneficial interest in a Book-Entry Security will be entitled to physical delivery in definitive registered form of securities of the series represented by such Book-Entry Security equal in principal amount to such beneficial interest and to have such securities registered in such owner's name. (Section 305) Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 and will be issued in registered form only, without coupons.

Restrictive Covenants Applicable to Senior Securities

   The Senior Indenture contains a covenant that we will not, directly or indirectly,

  . sell or permit to be issued any shares of capital stock of a Principal Subsidiary Bank (other than directors' qualifying shares) or any shares of capital stock of a Principal Subsidiary or any securities convertible into or rights to subscribe to such capital stock, unless, after giving effect to that transaction and the shares issuable upon conversion or exercise of rights into that capital stock, Wachovia will own, directly or indirectly, at least 80% of the outstanding shares of capital stock of each class of that Principal Subsidiary or Principal Subsidiary Bank, or

  . pay any dividend or make any other distribution in capital stock of a Principal Subsidiary Bank or of any Principal Subsidiary, unless the Principal Subsidiary Bank or Principal Subsidiary to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal of and any premium and interest on the Senior Securities. (Section 1005 of the Senior Indenture) The term "Principal Subsidiary" or "Principal Subsidiary Bank" means any Subsidiary or Subsidiary Bank, the consolidated assets of which constitute 10% or more of the assets of Wachovia and, in the case of a Principal Subsidiary, owns shares of a Principal Subsidiary Bank. (Section 101) At the date of this prospectus, the Subsidiary Bank which was the Principal Subsidiary Bank was Wachovia Bank. There is no restriction in the Senior Indenture on the ability of a Principal Subsidiary Bank to sell assets.

   The Senior Indenture also prohibits Wachovia from creating, assuming, incurring or suffering to exist any mortgage, pledge, encumbrance or lien or charge of any kind on the capital stock of a Principal Subsidiary Bank (other than directors' qualifying shares) or the capital stock of a Principal Subsidiary, except that the Senior Indenture permits:

  . liens for taxes that are not due, are payable without penalty or are being contested in good faith by appropriate proceedings, and

  . liens resulting from any judgment that has not remained undischarged or unstayed for more than 60 days.

(Section 1006 of the Senior Indenture)

Subordination of Subordinated Securities

   The obligations of Wachovia to make any payment of the principal of and premium, if any, and interest on the Subordinated Securities will be subordinate and junior in right of payment to all Senior Indebtedness of Wachovia and, in certain circumstances relating to the dissolution, winding-up, liquidation of or reorganization of Wachovia, to all Additional Senior Obligations. (Article Thirteen of the Subordinated Indenture)

   The Subordinated Indenture defines "Senior Indebtedness" as

  . all indebtedness of Wachovia for money borrowed, whether now outstanding or later created, assumed or incurred, other than

    .  the Subordinated Securities,

    . the 7% Subordinated Notes due 1999 of Wachovia in the aggregate principal amount of $300 million (the "7% Subordinated Notes"),

    . any obligation Ranking on a Parity with the Subordinated Securities (which includes the 6 3/8% Subordinated Notes due 2003 of Wachovia in the aggregate principal amount of $250 million and the 6 3/8% Subordinated Notes due 2009 of Wachovia in the aggregate principal amount of $250 million (collectively, the "6 3/8% Subordinated Notes"), the 6.80% Subordinated Notes due 2005 of Wachovia in the aggregate principal amount of $250 million (the "6.80% Subordinated Notes"), the 6.605% Subordinated Notes due October 1, 2025 of Wachovia in the aggregate principal amount of $250 million, the holders of which may elect to have all or a portion thereof redeemed on October 1, 2005 (the "6.605% Subordinated Notes"), the 6 1/4% Subordinated Notes due 2008 of Wachovia in the aggregate principal amount of $350,000,000 (the "6 1/4% Subordinated Notes"), the 5 5/8% Subordinated Notes due 2008 of Wachovia in the aggregate principal amount of $400,000,000 (the "5 5/8% Subordinated Notes") and the 6.150% Subordinated Notes due 2009 of Wachovia in the aggregate principal amount of $400,000,000 (the "6.150% Subordinated Notes")), or any obligation Ranking Junior to the Subordinated Securities and

   .  any deferrals, renewals or extensions of any such Senior Indebtedness.

   The term "indebtedness of the Corporation for money borrowed" means any obligation of, or any obligation guaranteed by, Wachovia for repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for payment of the purchase price of property or assets acquired other than in the ordinary course of business.

   The Subordinated Indenture defines "Additional Senior Obligations" as all indebtedness of Wachovia, whether now outstanding or later created, assumed or incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, but Additional Senior Obligations do not include:

  .  any claims in respect of Senior Indebtedness, or

  .  any obligations

    .  Ranking Junior to the Subordinated Securities, or

    .  Ranking on a Parity with the Subordinated Securities.

For purposes of this definition, "claim" has the meaning assigned to it in
Section 101(4) of the United States Bankruptcy Code of 1978. The Subordinated Indenture does not limit or prohibit the incurrence of Senior Indebtedness or Additional Senior Obligations.

   The Subordinated Indenture defines "Ranking Junior to the Subordinated Securities" as any obligation of Wachovia that

  . ranks junior to and not equally with or prior to the Subordinated Securities in right of payment upon the happening of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to Wachovia as a whole, whether voluntary or involuntary, and

  . is specifically designated as ranking junior to the Subordinated Securities by express provisions in the instrument creating or evidencing that obligation.

   The Subordinated Indenture defines "Ranking on a Parity with the Subordinated Securities" as any obligation of Wachovia that

  . ranks equally with and not prior to the Subordinated Securities in right of payment upon the happening of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to Wachovia as a whole, whether voluntary or involuntary, and

  . is specifically designated as ranking on a parity with the Subordinated Securities by express provision in the instrument creating or evidencing such obligation. (Section 101 of the Subordinated Indenture)

   The Subordinated Securities will be subordinate in right of payment to all Senior Indebtedness, as provided in the Subordinated Indenture. No payment of the principal of and premium, if any, or interest in respect of the Subordinated Securities may be made if there is a default in payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness that results in the acceleration of its maturity and that default or event of default continues.

   Upon any payment or distribution of assets to creditors upon any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to Wachovia as a whole, whether voluntary or involuntary,

  . the holders of all Senior Indebtedness will first be entitled to receive payment in full before the Holders of the Subordinated Securities will be entitled to receive any payment of the principal of and premium, if any, or interest on the Subordinated Securities, and

  .  if after the procedure described in the bullet point above,

    . any cash, property or securities remain available for payment or distribution in respect of the Subordinated Securities ("Excess Proceeds"), and

    . creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due or payment of those amounts has not been duly provided for,

then those Excess Proceeds will first be applied to pay in full all the Additional Senior Obligations before any payment may be made on the Subordinated Securities.

   If the Holders of Subordinated Securities receive payment and are aware at the time of receiving payment that all Senior Indebtedness and Additional Senior Obligations have not been paid in full, then that payment will be held in trust for the benefit of the holders of Senior Indebtedness and/or Additional Senior Obligations, as the case may be. (Section 1301 of the Subordinated Indenture) By reason of this subordination, in the event of insolvency, Holders of the Subordinated Securities may recover less, proportionately, than holders of Senior Indebtedness and holders of Additional Senior Obligations.

   Neither the Subordinated Securities (and the 6 3/8% Subordinated Notes, the 6.80% Subordinated Notes, the 6.605% Subordinated Notes, the 6 1/4% Subordinated Notes, the 5 5/8% Subordinated Notes and the 6.150% Subordinated Notes, which Rank on a Parity with the Subordinated Securities) nor the 7% Subordinated Notes are subordinate or senior to the other. But the 7% Subordinated Notes are subordinate to Senior Indebtedness and Additional Senior Obligations and to all other obligations of Wachovia to its creditors (subject to certain exceptions specified in the indenture relating to the 7% Subordinated Notes). As a result of the differences between the subordination provisions applicable to the Subordinated Securities and the 6 3/8% Subordinated Notes, the 6.80% Subordinated Notes, the 6.605% Subordinated Notes, the 6 1/4% Subordinated Notes, the 5 5/8% Subordinated Notes and the 6.150% Subordinated Notes and those applicable to the 7% Subordinated Notes, if there is any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to Wachovia, the holders of the Subordinated Securities and the 6 3/8% Subordinated Notes, the 6.80% Subordinated Notes, the 6.605% Subordinated Notes, the 6 1/4% Subordinated Notes, the 5 5/8% Subordinated Notes and the 6.150% Subordinated Notes may receive more, proportionately, than the holders of the 7% Subordinated Notes.

Events of Default; Limited Rights of Acceleration for Subordinated Securities

   The Indentures (each with respect to any series of securities) define an "Event of Default" as any one of the following events (whatever the reason and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental entity or, with respect to the Subordinated Securities, whether it is occasioned by the subordination provisions of the Subordinated Indenture):

  . failure, for 30 days, to pay any interest on any security of that series when due and payable (in the case of Subordinated Securities, whether or not the subordination provisions of the Subordinated Indenture prohibit that payment);

  . failure to pay principal of or any premium on any security of that series when due;

  . failure to deposit any sinking fund payment, when due, in respect of any security of that series (in the case of Subordinated Securities, whether or not the subordination provisions of the Subordinated Indenture prohibit that payment);

  . failure, for 60 days after written notice, to perform any other covenants or warranties of Wachovia in the applicable Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series of securities under it other than that series);

  . the entry of a decree or order for relief in respect of Wachovia by a court having jurisdiction in the premises in an involuntary case under Federal or state bankruptcy laws and the continuance of that decree or order unstayed and in effect for 60 consecutive days;

  . the commencement by Wachovia of a voluntary case under Federal or state bankruptcy laws or the consent by Wachovia to the entry of a decree or order for relief in an involuntary case under such laws;

  . with respect to Senior Securities only, unless otherwise provided in the applicable prospectus supplement, failure to pay when due or acceleration of securities or any other indebtedness for borrowed money, in an aggregate principal amount more than $50,000,000, of Wachovia, a Principal Subsidiary or a Principal Subsidiary Bank under the terms of the instrument(s) under which the indebtedness is issued or secured, unless the acceleration is annulled, or the indebtedness is discharged, or there is deposited in trust enough money to discharge the indebtedness, within 10 days after written notice; and

  . any other Event of Default provided with respect to securities of that series. (Section 501)

   Acceleration of Senior Securities. If an Event of Default with respect to Senior Securities of any series at the time Outstanding occurs and continues, either the Senior Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Senior Securities of that series may declare the principal amount (or, if those Senior Securities are Original Issue Discount Securities, the portion of the principal amount specified in their terms) of all Senior Securities of that series due and payable immediately. At any time after a declaration of acceleration with respect to Senior Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of the Outstanding Senior Securities of that series may, under certain circumstances, rescind and annul that acceleration. (Section 502 of the Senior Indenture)

   Acceleration of Subordinated Securities. Unless specifically stated in the applicable prospectus supplement for a particular series of Subordinated Securities, the payment of the principal of the Subordinated Securities may be accelerated only if there is an Event of Default as described in the fifth or sixth bullet points above (a "Bankruptcy Event of Default") and there is no right of acceleration of the payment of principal of the Subordinated Securities of that series upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Subordinated Securities or Subordinated Indenture.

   If a Bankruptcy Event of Default with respect to Subordinated Securities of any series at the time Outstanding occurs and continues, either the Subordinated Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Subordinated Securities of that series may declare the principal amount (or, if the Subordinated Securities of that series are Original Issue Discount Securities, the portion of the principal amount specified in their terms) of all Subordinated Securities of that series due and payable immediately. At any time after a declaration of acceleration with respect to Subordinated Securities of any series, but before a judgment or decree based on that acceleration has been obtained, the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Securities of that series may, under certain circumstances, rescind and annul that acceleration. (Section 502 of the Subordinated Indenture)

   General. If there is a default in the payment of principal, premium, if any, or interest, if any, or the performance of any covenant or agreement in the securities or the Indentures, the applicable Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of that principal, premium, if any, or interest, if any, or to obtain the performance of that covenant or agreement or any other proper remedy. (Section 503) Under certain circumstances, the applicable Trustee may withhold notice of a default to the Holders of the securities if the applicable Trustee in good faith determines that the withholding of that notice is in the best interest of the Holders, and the applicable Trustee will withhold the notice for certain defaults for a period of 30 days. (Section 602) You should review the prospectus supplement relating to any series of Offered Securities that are Original Issue Discount Securities for particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of that series of Original Issue Discount Securities if an Event of Default occurs and continues.

   The Indentures provide that, subject to the duty of the applicable Trustee during default to act with the required standard of care, the applicable Trustee does not have to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless those Holders have offered to the applicable Trustee reasonable security or indemnity. (Section 603) Subject to the above sentence and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on the applicable Trustee, with respect to the securities of that series. (Section
512)

   No Holders of any securities of any series may institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or trustee or for any remedy relating to that appointment,

  . unless those Holders have already given to the applicable Trustee written notice of a continuing Event of Default,

  . unless the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made written request, and offered reasonable indemnity, to the applicable Trustee to institute such a proceeding as trustee,

  . if the Trustee has received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with the written request, and

  . unless the Trustee has failed to institute the proceeding within 60 days. (Section 507)

The above limitations do not apply to a suit instituted by a Holder of a security for enforcement of payment of the principal of and premium, if any, or interest on the security on or after the respective due dates described in the security. (Section 508)

   We are required to furnish to each Trustee annually a statement as to the performance by us of certain of our obligations under the applicable Indenture and as to any default in such performance. (Section 1007 of the Senior Indenture; Section 1005 of the Subordinated Indenture)

Modification and Waiver

   Wachovia and the applicable Trustee may modify and amend the Indentures with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities of each series issued under the applicable Indenture and affected by the modification or amendment, but no such modification or amendment may, without the consent of the Holders of each Outstanding Security of the series affected by the modification or amendment

  . change the Stated Maturity of the principal of, or any installment of principal of or interest on, any security of that series;

  . reduce the principal amount of or premium, if any, or interest on, any security of any series (including in the case of an Original Issue Discount Security the amount payable upon acceleration of maturity);

  . change the place or currency of payment of principal of or the premium, if any, or interest on any security of that series;

  . impair the right to institute suit for the enforcement of any payment on any security of such series on or after its Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

  . in the case of the Subordinated Securities, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Securities of that series; or

  . reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults.

(Section 902)

   The Holders of at least a 66 2/3% in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive compliance by Wachovia with certain restrictive provisions of the applicable Indenture. (Section 1008 of the Senior Indenture; Section 1006 of the Subordinated Indenture) The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive any past default under the applicable Indenture, except a default in the payment of principal, premium, if any, or interest and regarding certain covenants. (Section 513)

Consolidation, Merger and Sale of Assets

   Under the Indentures, Wachovia may not consolidate with or merge into any other corporation or sell, convey, exchange, transfer or lease its properties and assets substantially as an entirety to any Person, unless

  . any successor or purchaser is a corporation organized under the laws of any domestic jurisdiction;

  . any such successor or purchaser expressly assumes Wachovia's obligations on the securities and under the Indentures;

  . immediately after the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, occurs and continues; and

  .  certain other conditions are met. (Section 801)

Assumption by Subsidiary

   A Subsidiary may assume Wachovia's obligations under the Senior Indenture or the Subordinated Indenture (including Wachovia's obligation to pay principal of and premium, if any, and interest on the securities, but excluding Wachovia's obligation to comply with certain covenants) provided that:

  . the Subsidiary expressly assumes Wachovia's obligations under the applicable Indenture;

  .  Wachovia guarantees the Subsidiary's obligations;

  . the Subsidiary agrees to indemnify each Holder against certain taxes and expenses relating to, or incurred directly in connection with, the assumption of obligations;

  . immediately after giving effect to the assumption, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, has occurred and continues;

  . certain Opinions of Counsel and Officers' Certificates are delivered to the applicable Trustee; and

  .  certain other obligations are met. (Section 803)

Trustee

   The Senior Trustee. The Chase Manhattan Bank is the Senior Trustee under the Senior Indenture. The Chase Manhattan Bank maintains a deposit account and conducts other banking transactions with Wachovia and its subsidiaries in the ordinary course of business and serves as trustee with respect to the 6.625% Senior Notes due November 15, 2006 of Wachovia in the aggregate principal amount of $200 million, which are outstanding pursuant to the Senior Indenture. The Senior Indenture provides for the indemnification of the Senior Trustee by Wachovia under certain circumstances.

   The Subordinated Trustee. The Chase Manhattan Bank also serves as Subordinated Trustee under the Subordinated Indenture and in that capacity serves as trustee with respect to the 6 1/4% Subordinated Notes, the 5 5/8% Subordinated Notes, the 6.150% Subordinated Notes and any future issuances of Subordinated Securities. An affiliate of the Subordinated Trustee, Chase Manhattan Trust Company, National Association, serves as trustee under the indentures pursuant to which the 7% Subordinated Notes, the 6 3/8% Subordinated Notes, the 6.80% Subordinated Notes and the 6.605% Subordinated Notes are outstanding. The Subordinated Indenture provides for the indemnification of the Subordinated Trustee by Wachovia under certain circumstances.

                              PLAN OF DISTRIBUTION

   We may sell the securities from time to time:

  .  directly to purchasers,

  .  through agents,

  .  through underwriters or dealers or

  .  through a combination of these methods.

General

   Underwriters, dealers, agents and remarketing firms that participate in the distribution of the Offered Securities may be "underwriters" as defined in the Securities Act of 1933, as amended. Any discounts or commissions they receive from us and any profits they receive on the resale of the Offered Securities may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement.

Agents

   We may designate agents to sell the securities. The agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Underwriters

   If underwriters are used in a sale, they will acquire the Offered Securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

   Unless the applicable prospectus supplement or pricing supplement states otherwise, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions contained in an underwriting agreement that Wachovia and the underwriters will enter into. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement or pricing supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

Dealers

   We may sell securities to one or more remarketing firms, acting as principals for their own accounts or as agents for Wachovia, who will remarket the securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the securities.

Direct Sales

   We may choose to sell the Offered Securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

   We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase Offered Securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

   We will enter into such delayed delivery contracts only with institutional purchasers that we approve. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification

   We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

   Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange. Any underwriters that we use in the sale of Offered Securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure that the securities will have a liquid trading market.

   Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. The underwriters may, if they begin these transactions, end them at any time.

NASD Matters

   The underwriting and agency arrangements for any offering of the Offered Securities in which Wachovia Securities, Inc. will participate will comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") regarding an NASD member firm's participating in distributing its affiliate's securities. NASD members participating in such an offering will not confirm sales of the Offered Securities to discretionary accounts.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

   William M. Watson, Jr., Esq., Senior Vice President, Counsel and Secretary of Wachovia, will issue an opinion regarding the validity of the Offered Securities for Wachovia. Simpson Thacher & Bartlett, New York, New York will issue an opinion as to certain legal matters for any underwriters or agents. As to matters of New York law, Mr. Watson will rely on the opinion of Simpson Thacher & Bartlett. From time to time, Simpson Thacher & Bartlett may provide legal services to Wachovia and its subsidiaries.

                              PRINCIPAL OFFICE OF
                              WACHOVIA CORPORATION

                             100 North Main Street
                      Winston-Salem, North Carolina 27101
                                     U.S.A.

                                    TRUSTEE

                             The Chase Manhattan Bank
                         Attention: Global Trust Services
                       450 West 33rd Street, Fifteenth Floor
                           New York, New York 10001-2697
                                      U.S.A.

                   LUXEMBOURG PAYING AGENT AND TRANSFER AGENT

                      Banque Internationale a Luxembourg S.A.
                                  69 route d'Esch
                                 L-1470 Luxembourg

                    LUXEMBOURG STOCK EXCHANGE LISTING AGENT

                      Banque Internationale a Luxembourg S.A.
                                  69 route d'Esch
                                 L-1470 Luxembourg

                                 LEGAL ADVISERS

    To Wachovia Corporation as to              To the underwriters as to
        United States Law                         United States Law


    William M. Watson, Jr., Esq.               Simpson Thacher & Bartlett
   Senior Vice President, Counsel and            425 Lexington Avenue
         Secretary                             New York, New York 10017

                                                      U.S.A.
     Wachovia Corporation
     100 North Main Street
   Winston-Salem, North Carolina 27101
         U.S.A.

                                  AUDITORS TO
                              WACHOVIA CORPORATION

                               Ernst & Young LLP
                        301 North Main Street, Suit 2000
                      Winston-Salem, North Carolina 27101
                                     U.S.A.